SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   April 18, 2010

 China Yida Holding, Co.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-26777	50-0027826
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

28/F Yifa Building
No. 111 Wusi Road
Fuzhou, Fujian, P. R. China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-591-28308388
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective April 18, 2010 (the “Effective Date”), China Yida Holding, Co. and its wholly owned subsidiary, Yida (Fujian) Tourism Group Limited (collectively, the “Company”) entered into a China Yang-sheng (Nourishing Life) Tourism Project Finance Agreement (the “Agreement”) with Jiangxi Province Zhangshu Municipal Government (the “Government”), pursuant to which the Company will invest in construction and development of China Yang-sheng (Nourishing Life) Paradise (the “Project”).  Preliminarily, the Project includes (i) Salt Water Hot Spring SPA & Health Center, (ii) Yang-sheng Holiday Resort, (iii) World Yang-sheng Cultural Museum, (iii) International Camphor Tree Garden, (iv) Chinese Medicine and Herb Museum, (v) Yang-sheng Sports Club, (vi) Old Town of Chinese Traditional Medicine, and (vii) various other Yang-sheng related projects and tourism real estate projects.

The Project will be developed on a total area of approximately 6,000 Mu (approximately 988 acres, 1 Mu = 6.07 acres, the “Project Land”), of which approximately 3,000 Mu will be granted leaseholds. The Salt Water Hot Spring SPA & Health Center and Yang-sheng Holiday Resort will be built on government-granted commercial use land and the Old Town of China Traditional Medicine and other Yang-sheng related projects and tourism real estate projects will be developed on government-granted tourism commercial /residential land. The remaining Project will be developed on general tourism land.

Under the Agreement, the Government shall be responsible for ensuring that there is flowing water to the Project Land to maintain a stable water level for all scenic lakes and shall also be responsible for maintaining the water quality.

In order to facilitate the development of the Project, the Government shall, among others,

1.
complete environmental impact assessment, approval, registration and other administrative matters related to the Project timely so that the Company can complete the Project construction and development on schedule;

2.
assist the Company in obtaining all necessary permits, certificates & opinions from government agencies. In particular the state-owned-land use right permit, land planning permit, construction planning permit, construction permit and government opinion on site selection;

3.	ensure that the Project Land surrounding area has power cables, public sewage, digital electronic signal outputs, and access to main public roads;
4.	be responsible for cemetery and resident relocation from the Project Land;
5.	prevent any illegal timber cutting, mining, quarrying and water polluting;
6.	charge the same electric utility fees for the scenic lighting on the Project Land as for public road lighting in Zhangshu City; and
7.	waive usage fees for natural tourist resources and salt water hot springs related to the development and operations of the Project.

The Company shall, among others,

1.	ensure that the Project development is in compliance with applicable laws and regulations;
2.	submit the Project blueprint and planning to the Government for approval, and construct the Project pursuant to the approved blueprint and planning;
3.	effectively arrange the construction of each resort project, provided, however, tourist project construction, and clubs and hotel development shall be put in priority.

In the event of any breach to the Agreement, the breaching party shall be responsible for all the losses and damages of the non-breaching party.

In addition, on the Effective Date, the Company also entered into a Project Financing Agreement Supplement (the “Supplement”), pursuant to which the Government shall assist the Company in land leveling, and pathway and side wall construction.  The Government agrees to allocate the state-owned land use rights that the Company acquired at bidding price over RMB 8,000 per Mu to the Company for infrastructure construction within one month after the bidding closes. All farmland shall be leased to the Company at RMB 200/Mu per year; hill and wood land shall be leased to the Company at RMB 150/Mu per year. All annul rental payment shall be paid in full prior to the end of each January.

Item 8.01 Other Events

On April 22, 2010, we issued a press release announcing that we entered into China Yang-sheng (Nourishing Life) Tourism Project Finance Agreement with the Jiangxi Province Zhangshu Municipal Government. A copy of the press release announcing our execution of the Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.
None.

(b)	Pro Forma Financial Information.
None.

(c)	Exhibits.
99.1 Press Release, dated April 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Yida Holding, Co.

	By:	/s/ Minhua Chen
Name: Minhua Chen
Title: Chairman and Chief Executive Officer
Dated: April 22, 2010